UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2007

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 30, 2007, Cohu, Inc. ("Cohu") announced that Jeffrey D. Jones, 46, will become Vice President Finance and Chief Financial Officer succeeding John H. Allen, 56, who is retiring, effective November 2, 2007. Mr. Allen has served as Cohu’s Vice President Finance and Chief Financial Officer since 1995.

Mr. Jones, joined Delta Design, Inc., Cohu’s wholly-owned semiconductor equipment subsidiary and principal business, in July, 2005 as Vice President Finance and Controller. Prior to joining Delta Design, Mr. Jones, a CPA, was a consultant from 2004 to June, 2005 and Vice President and General Manager of the Systems Group at SBS Technologies, Inc., a designer and manufacturer of embedded computer products, from 1998 to 2003 after holding various positions in corporate finance and public accounting.

Cohu has not entered into an employment agreement with Mr. Jones.

A copy of Cohu’s press release announcing Mr. Allen’s retirement, and that Mr. Jones will succeed Mr. Allen, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. - 99.1

Description - Press Release of Cohu, Inc. issued August 30, 2007:
"Cohu Announces Jones to Succeed Retiring Allen as CFO"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

August 30, 2007	By:	Thomas L. Green

Name: Thomas L. Green
Title: General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Cohu Announces Jones to Succeed Retiring Allen as CFO